Exhibit 4.6

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

SYNERGY CHC CORP.

COMMON STOCK WARRANT

This common stock Warrant (the “Warrant”) is issued as of the 17th day of December 2015, by Synergy CHC Corp., a Nevada corporation (the “Company”), to URX Acquisition Trust, or permitted assigns (the “Holder”).

1. Issuance of Warrant; Term; Price.

1.1. Issuance. The Company hereby grants to Holder the right to purchase up to One Million (1,000,000) shares of the Company’s common stock (“Common Stock”), subject to the terms and conditions set forth herein. The shares of Common Stock or other securities for which this Warrant may be exercisable from time to time shall be referred to herein as the “Warrant Stock”. The shares of Warrant Stock issuable upon exercise of this Warrant is hereinafter referred to as the “Shares.”

1.2. Term. Subject to early termination pursuant to Section 11 below, this Warrant shall be exercisable at any time from and after the date hereof and from time to time thereafter in whole or in part until the date that is three (3) years from the original issue date of this Warrant; provided that no exercise will be permitted until such time as the Holder has satisfied its obligation to surrender Three Million (3,000,000) shares of Common Stock to the Company.

1.3. Exercise Price. Subject to adjustment as hereinafter provided, the exercise price (the “Warrant Price”) per Share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be equal to $5.00.

1.4. Net Exercise. Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant for cash, if the fair market value of one share of the Common Stock is greater than the Warrant Price (at the date of calculation set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive equal to the value (as determined below) of this Warrant by surrender of this Warrant (or the portion thereof being canceled) together with the delivery of a written notice of exercise, duly executed, at the principal office of the Company, in which event the Company shall issue to the Holders a number of shares of Common Stock computed using the following formula:

X = Y(A – B)

       A

Where	X =	the number of shares of Common Stock to be issued to the Holder;

Y =	the number of shares of Common Stock purchasable under the Warrant or, if any a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation);

A =	the fair market value of one share of the Common Stock (at the date of such calculation), based on the closing sale price of the Common Stock on the Over-the-Counter Bulletin Board (the “OTCBB”) or on a national securities exchange; and

B =	the Warrant Price (as adjusted to the date of such calculation).

2. Adjustment of Warrant Price, Number and Kind of Shares. The Warrant Price and the number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time as follows.

2.1. Dividends in Stock Adjustment. In case at any time or from time to time on or after the date hereof and while this Warrant is outstanding and unexpired, the holders of any shares of Common Stock or other securities at the time receivable upon the exercise of this Warrant shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional securities or other property (other than cash) of the Company by way of dividend or distribution, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Warrant Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property (other than cash) of the Company which such holder would have been entitled to receive if it had exercised this Warrant on the date hereof and thereafter, during the period from the date hereof to and including the date of such exercise, retained such Shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 2.

2.2. Stock Splits and Reverse Stock Splits. In the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Warrant Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number, class, and kind of shares subject to this Warrant. The Company shall provide a certificate from an authorized officer notifying the Holder in writing of any adjustment in the Warrant Price and/or the total number, class, and kind of shares issuable upon exercise of this Warrant, which certificate shall specify the Warrant Price and number, class and kind of shares under this Warrant after giving effect to such adjustment.

2.3. Other Impairment. The Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and conditions and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

2

3. No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any subscription hereunder. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

4. No Stockholder Rights. This Warrant as such shall not entitle its holder to any of the rights of a stockholder of the Company until the holder has exercised this Warrant in accordance with Section 6.

5. Reservation of Stock. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Warrant Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant.

6. Exercise of Warrant. This Warrant may be exercised by Holder per Section 1.4 or by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the purchase price of the shares purchased by (a) wire transfer, (b) a check or checks made payable to the order of the Company, or (c) with the consent of the Company, cancellation of debt or other amounts owed to the Holder by the Company and accompanied by payment in full of the applicable aggregate Warrant Price in cash or by check with respect to the Warrant Stock being purchased. Prior to exercise of the Warrant, the Holder shall notify the Company of its desire to exercise the Warrant. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person or entity entitled to receive the Warrant Stock issuable upon such exercise shall be treated for all purposes as holder of such shares of record as of the close of business on such date.

7. Certificate of Adjustment. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

8. Notice of Proposed Transfers. This Warrant is transferable by the Holder hereof subject to compliance with this Section 8. Prior to any proposed transfer of this Warrant or the shares of Warrant Stock received on the exercise of this Warrant (the “Securities”), unless there is in effect a registration statement under the Securities Act, covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by either (a) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act and any applicable state securities laws, or (b) a “no action” letter from the Securities and Exchange Commission (the “Commission”) to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of the Securities shall be entitled to transfer the Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, no such registration statement, opinion of counsel or no action letter shall be necessary for a transfer by a Holder to any affiliate of such Holder, or a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder. Each certificate evidencing the Securities transferred as above provided shall bear an appropriate restrictive legend, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

3

9. Legend. Each certificate evidencing the Warrant Stock issued upon exercise of this Warrant, or transfer of such Warrant Stock (other than a transfer registered under the Securities Act or any subsequent transfer of shares so registered), shall be stamped or imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THE SHARES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

10. Investment Representations. The Holder represents that (a) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Stock purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith, (b) it is an “accredited investor” within the meaning of Rule 501 or Regulation D promulgated under the Act, and (c) it is able to bear the economic risk of the purchase of the Warrant and the Warrant Stock pursuant to the terms of this Warrant.

11. Early Termination; Redemption.

11.1 Early Termination. In the event of, at any time prior to termination of this Warrant pursuant to Section 1.2, (a) any capital reorganization or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (b) a merger or consolidation of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state), or (c) a sale, transfer or other disposition of all or substantially all of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, the Company shall provide to the Holder twenty (20) days advance written notice of such reorganization, reclassification, consolidation, merger or sale or other disposition of the Company’s assets, and this Warrant shall terminate unless exercised prior to the date of such reorganization, reclassification, consolidation, merger or sale or other disposition of the Company’s assets.

11.2 Redemption. This Warrant may be redeemed at the option of the Company, at any time after the date the Common Stock is traded on the OTCBB or on a national securities exchange, following a period of ninety (90) consecutive calendar days in which the per share closing sale price of the Common Stock equals or exceeds the Exercise Price, on notice as set forth in Section 11.3 hereof, and at a redemption price equal to $0.001 (the “Redemption Price”) for each Warrant Share purchasable under this Warrant. For purposes of this Section, the closing sale price of the Common Stock shall be determined by the closing price as reported by the OTCBB so long as the Common Stock is quoted on the OTCBB, and if the Common Stock is hereafter listed or quoted on a national securities exchange, shall be determined by the last reported sale price on the primary exchange or market on which the Common Stock is traded.

4

11.3 Notice of Redemption. In the case of any redemption of this Warrant, the Company shall give notice of such redemption to the Holder hereof as provided in this Section 11.3. Notice of redemption to the Holder of this Warrant shall be given in person, by recognized overnight courier, or mailed by certified or registered mail, return receipt requested, to the Holder’s last address of record with the Company not less than ten (10) days prior to the date fixed for redemption. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Each such notice shall specify the date fixed for redemption, the place of redemption and the aggregate Redemption Price, and shall state that payment of the Redemption Price will be made upon surrender of this Warrant at such place of redemption, and that if not exercised by the close of business on the date fixed for redemption, the exercise rights of the Warrant shall expire unless extended by the Company. Such notice shall also state the current Exercise Price and the date on which the right to exercise the Warrant will expire unless extended by the Company.

11.4 Payment of Redemption Price. If notice of redemption shall have been given as provided in Section 11.3, the Redemption Price shall, unless the Warrant is theretofore exercised pursuant to the terms hereof, become due and payable on the date and at the place stated in such notice. On and after such date of redemption, the exercise rights of this Warrant shall expire and this Warrant shall be null and void on presentation and surrender of this Warrant at such place of payment in such notice specified, this Warrant shall be paid and redeemed at the Redemption Price per Warrant Share within ten (10) days thereafter.

12. Replacement of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, and in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant if mutilated, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

13. Notice of Dividends and Distributions. For so long as any part of this Warrant remains outstanding and unexercised, the Company will, upon the declaration of a cash dividend upon its Common Stock or other distribution to the Holders of its Common Stock and at least ten (10) days prior to the record date, notify the Holder hereof of such declaration, which notice will contain, at a minimum, the following information: (a) the date of the declaration of the dividend or distribution; (b) the amount of such dividend or distribution; (c) the record date of such dividend or distribution; and (d) the payment date or distribution date of such dividend or distribution.

14. Taxes. The Company shall pay all issue taxes and other governmental charges (but not including any income taxes of the Holder) that may be imposed in respect of the issuance or delivery of the Shares or any portion thereof.

15. Miscellaneous. This Warrant shall be construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws or choice of law provisions. The parties agree that service of process upon them in any such action may be made if delivered in person, by courier service, or by first class mail, and shall be deemed effectively given upon receipt. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

5

16. Amendment; Waiver. Any term of this Warrant may be amended or waived only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 16 shall be binding upon the Holder, each future holder of this Warrant, and the Company.

17. Facsimile Signature. This Warrant may be executed in facsimile or other electronic form and upon receipt by the Holder of a faxed or other electronic executed copy of this Warrant, this Warrant shall be binding upon and enforceable against the Company in accordance with its terms. The Company shall promptly forward to the Holder an original of the copy of this Warrant previously delivered to Holder.

18. Notices. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail return receipt requested, sent by reputable overnight courier service (charges prepaid) or delivered by hand against written receipt therefor, addressed as follows:

if to the Company, to it at:

Synergy CHC Corp.

865 Spring Street

Westbrook, ME 04092

Attn: Jack Ross, CEO

With a copy to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607-7506

Facsimile: (919) 781-4865

Attn: W. David Mannheim, Esq.

if to the Holder, to the Holder’s address indicated on the signature page of this Agreement.

Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

[Remainder of Page Intentionally Left Blank]

6

IN WITNESS WHEREOF, the undersigned have executed this Common Stock Warrant as of the date first above written.

SYNERGY CHC CORP.

By:	/s/ Jack Ross
Name:	Jack Ross
Title:	CEO

Acknowledged and accepted:

HOLDER

URX ACQUISITION TRUST,

on its own behalf and as representative of the Shareholders

KMJZ Investments, L.L.C., Voting Trustee

By:	/s/ Scott Peppett
Name:	Scott Peppett
Title:	Authorized Representative

Arbicha Invesments, L.L.C., Voting Trustee
By Arbicha, LLC, Sole Member

By:	/s/ Randall Kaplan
Name:	Randall Kaplan
Title:	Manager

Casa Vicente, LLC, Voting Trustee

By:	/s/ David Leyrer
Name:	David Leyrer
Title:	Manager

URX Acquisition Trustee, LLC

By:	/s/ Michael Valentino
Name:	Michael Valentino
Title:	Sole Member

[SIGNATURE PAGE TO WARRANT]